                                                                       Exhibit 1


                                                               EXECUTION VERSION




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                         SECURITIES PURCHASE AGREEMENT



                                  BY AND AMONG



                               PROXIM CORPORATION

                                      AND

                          THE PURCHASERS NAMED HEREIN

                           DATED AS OF JULY 27, 2004


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

                               TABLE OF CONTENTS

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                                                                                                           Page
1.             Definitions....................................................................................1


2.             Authorization, Purchase and Sale of Notes; Exchange of the Outstanding Notes..................10

      2.1.     Authorization of Securities...................................................................10
      2.2.     Issuance of the Notes; Exchange of the Outstanding Notes......................................10
      2.3.     The Exchange..................................................................................11
      2.4.     The Closing and the Exchange Closing..........................................................11
      2.5.     Use of Proceeds...............................................................................12

3.             Representations and Warranties of the Company.................................................12

      3.1.     Incorporation.................................................................................12
      3.2.     Subsidiaries..................................................................................12
      3.3.     Capitalization................................................................................12
      3.4.     Authorization.................................................................................13
      3.5.     Valid Issuance................................................................................14
      3.6.     Financial Statements..........................................................................14
      3.7.     Absence of Certain Changes....................................................................14
      3.8.     Absence of Litigation.........................................................................14
      3.9.     Intellectual Property.........................................................................15
      3.10.    Disclosure Documents..........................................................................15
      3.11.    Books and Records.............................................................................16
      3.12.    Consents......................................................................................16
      3.13.    No Conflict...................................................................................16
      3.14.    Brokers or Finders............................................................................16
      3.15.    Nasdaq National Market........................................................................16
      3.16.    No Manipulation of Stock......................................................................17
      3.17.    Company Not an "Investment Company"...........................................................17
      3.18.    Title to Property and Assets..................................................................17
      3.19.    Labor Relations...............................................................................17
      3.20.    Employee Benefits.............................................................................17
      3.21.    Environmental Matters.........................................................................18
      3.22.    Taxes.........................................................................................19
      3.23.    Insurance.....................................................................................19
      3.24.    General Solicitation; No Integration..........................................................20
      3.25.    Accounting Controls...........................................................................20
      3.26.    By-Laws.......................................................................................20
      3.27.    Opinion of the Financial Advisor..............................................................20

                                                                                                           Page
4.             Representations and Warranties of Each Purchaser..............................................20

      4.1.     Organization..................................................................................20
      4.2.     Authorization.................................................................................20
      4.3.     Purchase Entirely for Own Account; Etc........................................................20
      4.4.     Investor Status; Etc..........................................................................21
      4.5.     Securities Not Registered.....................................................................21
      4.6.     No Conflict...................................................................................21
      4.7.     Brokers.......................................................................................21
      4.8.     Consents......................................................................................21
      4.9.     No Manipulation of Stock......................................................................21
      4.10.    No General Solicitation.......................................................................21

5.             Covenants.....................................................................................22

      5.1.     HSR Act Filings...............................................................................22
      5.2.     Other Governmental Approvals..................................................................22
      5.3.     Further Assurances............................................................................22
      5.4.     Board Designees and Observers.................................................................22
      5.5.     Series C Preferred Certificate of Designations................................................24
      5.6.     Covenant Pending the Closing..................................................................24
      5.7.     Proxy Statement...............................................................................24
      5.8.     Subscription Right............................................................................25
      5.9.     Standstill....................................................................................25
      5.10.    Nominating Committee; Agreement to Vote.......................................................25
      5.11.    Affirmative Covenants in Connection with the Sale of the Notes................................26
      5.12.    Negative Covenants in Connection with the Sale of the Notes...................................27
      5.13.    Exchange of Notes Upon a Qualified Transaction................................................30
      5.14.    Stock Options.................................................................................31

6.             Conditions Precedent..........................................................................31

      6.1.     Conditions to the Obligation of the Purchasers to Consummate the Closing......................31
      6.2.     Conditions to the Obligation of the Company to Consummate the Closing.........................32
      6.3.     Conditions Precedent to the Exchange Closing..................................................33

7.             Registration of the Securities; Compliance with the Securities Act............................33

      7.1.     Securities Law Transfer Restrictions..........................................................33
      7.2.     Legends.......................................................................................33
      7.3.     Registration Procedures and Other Matters.....................................................34
      7.4.     Transfer of Securities; Suspension............................................................35
      7.5.     Company Registration..........................................................................37
      7.6.     Indemnification...............................................................................38
      7.7.     Termination of Conditions and Obligations.....................................................41
      7.8.     Information Available.........................................................................41
      7.9.     Delay of Registration.........................................................................42

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
8.             Termination...................................................................................42

      8.1.     Termination...................................................................................42
      8.2.     Effect of Termination.........................................................................42

9.             Miscellaneous Provisions......................................................................42

      9.1.     Public Statements or Releases.................................................................42
      9.2.     Rights Cumulative.............................................................................42
      9.3.     Pronouns......................................................................................42
      9.4.     Notices.......................................................................................43
      9.5.     Captions......................................................................................43
      9.6.     Severability..................................................................................43
      9.7.     Confidentiality...............................................................................43
      9.8.     Governing Law; Injunctive Relief..............................................................44
      9.9.     Waiver........................................................................................44
      9.10.    Expenses......................................................................................44
      9.11.    Assignment....................................................................................44
      9.12.    Counterparts..................................................................................45
      9.13.    2002 Purchase Agreement and 2003 Purchase Agreement...........................................45
      9.14.    Entire Agreement..............................................................................45


EXHIBITS

Exhibit A -- Schedule of Purchasers

Exhibit B -- Form of Notes

Exhibit C -- Form of Certificate of Designations, Preferences and Rights of the Series C Preferred Stock

Exhibit D -- Form of Pledge and Security Agreement

Exhibit E -- Form of Intercreditor Agreement

         This SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of the 27th day of July 2004 by and among Proxim Corporation, a Delaware corporation with its principal office at 935 Stewart Drive, Sunnyvale, California 94085 (the "Company"), and each of the purchasers named in EXHIBIT A hereto (each, a "Purchaser" and collectively, the "Purchasers").

         WHEREAS, the Company has authorized the issuance of (i) the Notes (as defined below) and (ii) up to 400,000 shares of its Series C Preferred Stock, par value $.01 per share (the "Preferred Stock");

         WHEREAS, the Company seeks financing for general corporate purposes;

         WHEREAS, the Company desires to issue and sell to each Purchaser pursuant to this Agreement, and each Purchaser, severally, desires to purchase from the Company the aggregate principal amount of the Notes as is set forth opposite its respective name in Exhibit A hereto under the heading "Principal Amount of Notes to be Purchased";

         WHEREAS, in connection with the issuance of the Notes, each Purchaser, severally, desires to exchange the Outstanding Notes (as defined below) held by such Purchaser in accordance with the terms of such Outstanding Notes and the 2003 Purchase Agreement (as defined below) for the number of shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock") as is set forth opposite its respective name in Exhibit A hereto under the heading "Shares of Series B Preferred Stock Issuable upon Exchange of the Outstanding Notes"; and

         WHEREAS, in connection with the issuance of the Notes, each Purchaser, severally, desires to, immediately upon receipt of Stockholder Approval (as defined below), exchange (the "Exchange") (i) all shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"), (ii) all shares of Series B Preferred Stock and (iii) all Warrants (as defined below) then held by such Purchaser for the number of shares of Common Stock and Series C Preferred Stock as is set forth opposite its respective name in Exhibit A hereto under the headings "Common Stock Issuable upon Stockholder Approval of the Exchange" and "Series C Preferred Stock Issuable upon Stockholder Approval of the Exchange."

         NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         1.1. "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         1.2. "Agreement" has the meaning set forth in the preamble herein.

         1.3. "Announcement Date" means July 27, 2004.

         1.4. "BCP" means BCP Capital, L.P. (formerly Broadview Capital Partners, L.P.), BCP Capital QPF, L.P. (formerly Broadview Capital Partners Qualified Purchaser Fund, L.P.) and BCP Affiliates Fund LLC (formerly Broadview Capital Partners Affiliates Fund L.L.C.)

         1.5. "Bear Stearns" means Bear, Stearns & Co., Inc., financial adviser to the Company.

         1.6. "Beneficially Owns" or "Beneficially Owned" has the meaning set forth in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.

         1.7. "Board Designee" has the meaning set forth in Section 5.4(a) herein.

         1.8. "Board of Directors" has the meaning set forth in Section 3.4 herein.

         1.9. "Business Day" means any day except a Saturday or Sunday or day on which banking institutions are legally authorized to close in the City of New York.

         1.10. "Charter Amendment Proposals" has the meaning set forth in
Section 5.7(b) herein.

         1.11. "Class B Common Stock" has the meaning set forth in Section 3.3(a) herein.

         1.12. "Closing" has the meaning set forth in Section 2.4(a) herein.

         1.13. "Closing Date" has the meaning set forth in Section 2.4(a) herein.

         1.14. "Code" means the Internal Revenue Code of 1986, as amended.

         1.15. "Collateral" has the meaning set forth in the Pledge and Security Agreement.

         1.16. "Collateral Agent" means Warburg.

         1.17. "Commitment" has the meaning set forth in Section 3.7 herein.

         1.18. "Common Stock" means the class A common stock, par value $.01 per share, of the Company.

         1.19. "Company" has the meaning set forth in the Preamble herein.

         1.20. "Confidential Information" has the meaning set forth in Section
9.7 herein.

         1.21. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         1.22. "Disclosure Documents" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed by the Company on March 15, 2004; the Company's Schedule 14A Proxy Statement for its Annual Meeting of Stockholders, filed by the Company on April 8, 2004; the Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2004; and any Current Reports on Form 8-K filed by the Company on or after January 1, 2004, together in each case with any documents incorporated by reference therein or exhibits thereto.

         1.23. "Disclosing Party" has the meaning set forth in Section 9.7 herein.

         1.24. "Disclosure Schedule" has the meaning set forth in Section 3 herein.

         1.25. "Employees" has the meaning set forth in Section 3.19 herein.

         1.26. "Environmental Laws" has the meaning set forth in Section 3.21(b) herein.

         1.27. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.28. "ERISA Affiliate" has the meaning set forth in Section 3.20(a) herein.

         1.29. "Event of Default" has the meaning ascribed to it in Section 7 of the Notes.

         1.30. "Exchange" has the meaning set forth in the Recitals herein.

         1.31. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

         1.32. "Exchange Closing" has the meaning set forth in Section 2.4(b) herein.

         1.33. "Financial Statements" has the meaning set forth in Section 3.6 herein.

         1.34. "Foreign Plans" has the meaning set forth in Section 3.20(h) herein.

         1.35. "Former Employees" means individuals other than Employees who at any time prior to the date of this Agreement performed services as an Employee primarily for the Company.

         1.36. "GAAP" has the meaning set forth in Section 3.6 herein.

         1.37. "Guaranteeing Subsidiaries" means Proxim Wireless Networks, Inc., WirelessHome Corporation and Proxim International Holdings, Inc. (formerly Western Multiplex International Holdings, Inc.).

         1.38. "Hazardous Material" has the meaning set forth in Section 3.21(a) herein.

         1.39. "Holders" has the meaning set forth in Section 7.4(a) herein.

         1.40. "HSR Act" has the meaning set forth in Section 3.12 herein.

         1.41. "Independent Directors" means members of the Board of Directors who are: (i) not officers, directors or affiliates of the Company; (ii) independent as defined under applicable requirements of federal law, state law and Nasdaq; and (iii) unaffiliated with any Purchaser.

         1.42. "Intellectual Property" has the meaning set forth in Section 3.9 herein.

         1.43. "Intercreditor Agreement" means the Intercreditor Agreement by and among SVB, the Company, the Collateral Agent and the Guaranteeing Subsidiaries substantially in the form attached hereto as EXHIBIT H.

         1.44. "Investment Company Act" has the meaning set forth in Section
3.17 herein.

         1.45. "Irreparable Breach" has the meaning set forth in Section 9.8(b) herein.

         1.46. "Liability" means any liability or obligation whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due, including, without limitation, any obligation that is created, issued, incurred or assumed by the Company for borrowed money or arising out of any credit facility or for the deferred purchase price of property or services (such as any obligation of the Company under any conditional sale or other title retention agreement; any guaranty by the Company of liabilities or indebtedness of any other party; the capitalized amount under any capital lease by the Company as lessee or which is the substantial equivalent of a financing of the property so leased; and any reimbursement or similar obligation in respect of any letter of credit or other financial accommodation).

         1.47. "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         1.48. "Loan Documents" means this Agreement, the Notes, the Pledge and Security Agreement, the Intercreditor Agreement and any other agreement, document or instrument pursuant to which the Company grants, or confirms a grant of, a Lien on or security interest in any of its assets, properties or rights, interests as security for the Obligations.

         1.49. "Material Adverse Change" means (i) any change, event or occurrence which, individually or in the aggregate, has had a material adverse effect on, or a material adverse change in (a) the business, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, that had the effect of reducing revenues or net income of the Company and its subsidiaries, taken as a whole, by more than $15 million in any quarter compared to published financial statements (if publicly announced) or consensus analysts estimates (in the case of a quarter for which financial results have not yet been publicly announced) and that was not disclosed in any Disclosure Document filed on or prior to the date hereof (and excluding, in all cases, the effects of any restructuring charges already taken or otherwise publicly announced, and the effects of terminating the Company's 305 Soquel Way lease obligation, as publicly disclosed by the Company), or (b) the ability of the Company to perform its obligations under this Agreement, in each case other than any change, event or occurrence (w) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company's stock price, (x) resulting from conditions in the industry in which the Company operates in general, except to the extent that the Company is disproportionately affected thereby, (y) resulting from the public announcement of the transactions contemplated by this Agreement or (z) arising out of or resulting from actions of the Purchasers in connection with this Agreement, (ii) any adverse ruling or judgment in the pending Symbol patent infringement litigation, other than an adverse ruling or judgment that is disclosed, or is a confirmation of an existing adverse ruling or judgment that is disclosed, in Section 3.8 of the Disclosure Schedule, which ruling or judgment results in the obligation of the Company and/or any of its subsidiaries under GAAP to establish a reserve in respect of such ruling or judgment in an amount excess of $5 million, or (iii) any other rulings or judgments made against the Company and or/any of its subsidiaries in litigations other than the Symbol patent infringement litigation, the effects of which rulings or judgments are material and adverse to the Company and its subsidiaries, taken as a whole.

         1.50. "Material Adverse Effect" means, collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in, (i) the business, operations, financial condition, results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under any of the Loan Documents, in each case other than any change, event or occurrence
(a) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company's stock price, (b) resulting from conditions in the industry in which the Company operates in general, except to the extent that the Company is disproportionately affected thereby, (c) resulting from the public announcement of the transactions contemplated by this Agreement, or (d) arising out of or resulting from actions of the Purchasers in connection with this Agreement.

         1.51. "NASD" has the meaning set forth in Section 3.15 herein.

         1.52. "Nasdaq" has the meaning set forth in Section 3.15 herein.

         1.53. "Notes" means one or more senior secured promissory note(s) containing the same terms and conditions, and with the same exchange features, as set forth in the form of note attached hereto as EXHIBIT B.

         1.54. "Obligations" has the meaning set forth in the Pledge and Security Agreement.

         1.55. "Outstanding Notes" means (i) the $30,000,000 aggregate principal amount of the Company's Amended and Restated Secured Subordinated Promissory Notes and (ii) the $10,000,000 aggregate principal amount of the Company's Senior Secured Promissory Notes, in each case issued to the Purchasers pursuant to the terms of the 2003 Purchase Agreement.

         1.56. "Permitted Lien" means any of the following Liens:

         (a) Liens for Taxes or assessments and similar charges, which are either (i) not delinquent or (ii) being contested diligently and in good faith by appropriate proceedings and as to which the Company has set aside adequate reserves on its books;

         (b) statutory Liens, such as mechanic's, materialman's, warehouseman's, carriers or other like Liens, incurred in the ordinary course of business, which are to be paid in the ordinary course of business or which are being contested diligently and in good faith by appropriate proceedings and as to which the Company has set aside adequate reserves on its books;

         (c) encumbrances consisting of zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title that do not materially impair the use of any property which is material in the operation of the Company's business;

         (d) Liens securing purchase money equipment lease (or similar) obligations, but only in the property which is the subject of such obligations and only to the extent such obligations are permitted pursuant to the terms hereof;

         (e) Liens arising under or pursuant to the Loan Documents;

         (f) Liens in respect of judgments or awards with respect to which the Company, in good faith, is prosecuting an appeal or proceeding for review and in respect of which a stay of execution upon such appeal or proceeding for review shall have been secured, and as to which judgments or awards the Company shall have established adequate reserves on its books;

         (g) pledges or deposits made in the ordinary course of the Company's business consistent with past practice to secure payment of workers' compensation or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions or other social security programs;

         (h) Liens existing on the date hereof, including the Liens granted to SVB under the SVB Agreements;

         (i) nonexclusive licenses and sublicenses granted by the Company in the ordinary course of its business;

         (j) leases or subleases granted in the ordinary course of the Company's business, including in connection with Company's leased premises or leased property;

         (k) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business and not representing an obligation for borrowed money, provided the total amount of all such outstanding deposits under this clause (k) does not exceed $250,000 at any time outstanding;

         (l) Liens arising by virtue of any contractual, statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

         (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (n) Liens on insurance proceeds securing the payment of financed insurance premiums; and

         (o) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (d), (e) and (h), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase and maturity may not decrease.

         1.57. "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or joint venture.

         1.58. "Plans" means employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is obligated to contribute for Employees or Former Employees.

         1.59. "Pledge and Security Agreement" means the Pledge and Security Agreement by and among the Company, the Collateral Agent and the Purchasers (with respect to accepting and agreeing to the provisions of Articles X and XI thereof), in substantially the form attached hereto as EXHIBIT D.

         1.60. "Proposed Securities" has the meaning set forth in Section 5.8(a)(i) herein.

         1.61. "Proposed Transaction" means the transactions contemplated by the Transaction Documents.

         1.62. "Prospectus" has the meaning set forth in Section 7.3(c) herein.

         1.63. "Purchaser" has the meaning set forth in the Preamble herein.

         1.64. "Qualified Transaction" means a transaction or series of related transactions occurring after the date hereof in which the Company issues and sells shares of Common Stock and/or warrants to purchase Common Stock in exchange for aggregate gross proceeds to the Company of at least $20 million, which proceeds shall be remitted to the Company on the date of the closing of such transaction (excluding the principal amount of the Notes exchanged in such transaction).

         1.65. "Recipient" has the meaning set forth in Section 9.7 herein.

         1.66. "Registration Statement" has the meaning set forth in Section 7.3(a) herein.

         1.67. "SEC" means the Securities and Exchange Commission.

         1.68. "Securities" means the Notes, the shares of Series C Preferred Stock and Common Stock issuable upon the Exchange; provided, that for purposes of Section 7 (other than Section 7.1 and 7.2), "Securities" shall not include the Notes or the Series C Preferred Stock; provided, further, that for purposes of Section 7.3, "Securities" shall also include the shares of Common Stock issuable upon the Exchange and upon the exchange of the Notes pursuant to
Section 5.13.

         1.69. "Securities Act" means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

         1.70. "Series A Preferred Stock" has the meaning set forth in the Recitals herein.

         1.71. "Series A Preferred Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company, which was filed with the Secretary of State of the State of Delaware on August 2, 2002, pursuant to the 2002 Purchase Agreement.

         1.72. "Series B Preferred Stock" has the meaning set forth in the Recitals herein.

         1.73. "Series B Preferred Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company, which was filed with the Secretary of State of the State of Delaware on December 15, 2003, pursuant to the 2003 Purchase Agreement.

         1.74. "Series C Preferred Stock" has the meaning set forth in the Recitals herein.

         1.75. "Series C Preferred Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series C Preferred Stock of the Company, which will be filed within two Business Days of receipt of Stockholder Approval with the Secretary of State of the State of Delaware, which shall contain the same terms and conditions set forth in the copy attached hereto as Exhibit C.

         1.76. "Special Meeting" means the special meeting of the stockholders of the Company called by the Company to vote on the Special Meeting Proposals.

         1.77. "Special Meeting Proposal" means (i) the issuance of shares of Series C Preferred Stock and Common Stock upon exchange of the shares of Series A Preferred Stock, shares of Series B Preferred Stock and Warrants held by the Purchasers in accordance with the terms of this Agreement, (ii) the election of three Class I directors of the Company, (iii) the ratification of the appointment of PriceWaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2004 and (iv) such other proposals approved by the Company's Board of Directors, including the affirmative vote of at least one (1) Board Designee.

         1.78. "Stockholder Approval" means stockholder approval of the Special Meeting Proposals.

         1.79. "Suspension" has the meaning set forth in Section 7.4(c) herein.

         1.80. "Suspension Notice" has the meaning set forth in Section 7.4(c) herein.

         1.81. "SVB" means Silicon Valley Bank.

         1.82. "SVB Agreements" means collectively the SVB A/R Financing Agreement and the SVB Overadvance Agreement.

         1.83. "SVB A/R Financing Agreement" means collectively the (a) Loan and Security Agreement, dated as of December 27, 2002 and as amended on March 18, 2003, between SVB and the Company, (b) the Intellectual Property Security Agreement, dated as of December 27, 2002, between SVB and the Company, (c) the Letter Agreement, dated June 13, 2003, between SVB and the Company and (d) the Accounts Receivable Financing Agreement, dated as of June 13, 2003, between SVB and the Company and all schedules, exhibits and annexes attached thereto and all amendments or supplements thereof.

         1.84. "SVB Overadvance Agreement" means the Temporary Overadvance Agreement, dated as of June 23, 2003, between SVB and the Company (as amended or supplemented from time to time).

         1.85. "Symbol" means Symbol Technologies Inc.

         1.86. "Tax Returns" means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

         1.87. "Taxes" means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

         1.88. "Transaction Documents" means this Agreement, the Notes, the Pledge and Security Agreement, the Intercreditor Agreement and the Series C Preferred Certificate of Designations.

         1.89. "Transaction Fees" has the meaning set forth in Section 9.10 herein.

         1.90. "Transferee" has the meaning set forth in Section 7.4(a) herein.

         1.91. "2002 Purchase Agreement" means that certain Securities Purchase Agreement, dated as of June 16, 2002 and as amended, by and among the Company and the purchasers named therein.

         1.92. "2003 Purchase Agreement" means that certain Amended and Restated Securities Purchase Agreement, dated as of October 21, 2003 and as amended, by and among the Company and the purchasers named therein.

         1.93. "UCC" means the Uniform Commercial Code (or similar statute) of any applicable jurisdiction.

         1.94. "Voting Stock" has the meaning set forth in Section 5.9 herein.

         1.95. "Warburg" means Warburg Pincus Private Equity VIII, L.P. and its Affiliates.

         1.96. "Warrants" means the warrants issued to the Purchasers pursuant to the 2002 Purchase Agreement and the 2003 Purchase Agreement.

         2. Authorization, Purchase and Sale of Notes; Exchange of the Outstanding Notes.

         2.1. Authorization of Securities. The Company has, or on or before the Closing Date will have, (i) authorized the Notes, (ii) authorized a series of its preferred stock consisting of 400,000 shares of Series C Preferred Stock designated as its "Series C Preferred Stock," (iii) authorized the issuance of the shares of Common Stock issuable upon the Exchange and (iv) authorized the issuance of the shares of Series B Preferred Stock issuable upon exchange of the Outstanding Notes in accordance with the terms of such Outstanding Notes and the 2003 Purchase Agreement. The terms, limitations and relative rights and preferences of the Series C Preferred Stock are set forth in the Series C Preferred Certificate of Designations.

         2.2. Issuance of the Notes; Exchange of the Outstanding Notes.

         (a) Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser, severally, shall purchase from the Company the aggregate principal amount of Notes as is set forth opposite such Purchaser's name in Exhibit A hereto under the heading "Principal Amount of Notes to be Purchased" at a purchase price equal to the principal amount of Notes purchased by such Purchaser.

         (b) Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue to each Purchaser in exchange for the surrender and cancellation by each Purchaser of the Outstanding Notes issued to such Purchaser pursuant to the 2003 Purchase Agreement, the number of shares of Series B Preferred Stock as is set forth opposite such Purchaser's name in Exhibit A hereto under the heading "Shares of Series B Preferred Stock Issuable Upon Exchange of the Outstanding Notes."

         2.3. The Exchange. Subject to and upon the terms and conditions set forth in this Agreement, at the Exchange Closing, the Company shall issue to each Purchaser, in exchange for the surrender and cancellation by each Purchaser of the shares of Series A Preferred Stock, shares of Series B Preferred Stock and Warrants then owned by such Purchaser, (i) the number of shares of Common Stock as is set forth opposite such Purchaser's name in Exhibit A hereto under the headings "Common Stock Issuable upon Stockholder Approval of the Exchange" and (ii) the number of shares of Series C Preferred Stock as is set forth opposite such Purchaser's name in Exhibit A hereto under the headings "Series C Preferred Stock Issuable upon Stockholder Approval of the Exchange."

         2.4. The Closing and the Exchange Closing.

         (a) The closing of the transactions contemplated by Section 2.2 (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California on the date hereof or such other date mutually agreed between the parties (the "Closing Date"). At the Closing, the Company shall deliver to each Purchaser (i) one or more Note(s) in the principal amount as set forth opposite such Purchaser's name on EXHIBIT A hereto, against payment to the Company of the purchase price therefor by wire transfer to the Company of immediately available funds in an amount equal to the principal amount of Notes to be issued to such Purchaser and
(ii) upon delivery for cancellation by each Purchaser to the Company of the Outstanding Notes held by such Purchaser, one or more certificate(s) for the number of shares of Series B Preferred Stock being issued to it, as set forth on Exhibit A hereto, registered in the name of such Purchaser. Upon cancellation of all of the Outstanding Notes, the Company shall be forever released from all of its obligations and liabilities to the Purchasers under the Outstanding Notes. The Company and the Purchasers shall also deliver all Transaction Documents deliverable in connection with the Closing.

         (b) The closing of the transactions contemplated by Section 2.3(the "Exchange Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California on the second Business Day following the date of receipt of the Stockholder Approval. At the Exchange Closing, the Company shall deliver to each Purchaser upon delivery for cancellation by each Purchaser to the Company of the certificates evidencing the Series A Preferred Stock, Series B Preferred Stock and Warrants held by such Purchaser (i) one or more certificate(s) for the number of shares of Common Stock, registered in the name of such Purchaser, as is set forth opposite such Purchaser's name in Exhibit A hereto under the heading "Common Stock Issuable upon Stockholder Approval of the Exchange" and
(ii) one or more certificate(s) for the number of shares of Series C Preferred Stock, registered in the name of such Purchaser, as is set forth opposite such Purchaser's name in Exhibit A hereto under the heading "Series C Preferred Stock Issuable upon Stockholder Approval of the Exchange." The Company and the Purchasers shall also deliver all Transaction Documents deliverable in connection with the Exchange Closing. If at the Special Meeting the stockholders of the Company do not approve the Special Meeting Proposals, then no Exchange Closing shall occur and the Series A Preferred Stock, Series B Preferred Stock and Warrants shall remain outstanding in accordance with their respective terms.

         2.5. Use of Proceeds. The Company will apply the net proceeds from the issuance of the Notes for general corporate purposes.

         3. Representations and Warranties of the Company. Except as set forth in any Disclosure Document filed prior to the date hereof or in a corresponding numbered section of the disclosure schedule delivered to each Purchaser prior to the execution of this Agreement (the "Disclosure Schedule"), the Company hereby represents and warrants to each of the Purchasers as follows:

         3.1. Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on its business as now conducted.

         3.2. Subsidiaries. The Company has no material subsidiaries and no material interests or investments in any partnership, trust or other entity or organization. No subsidiary of the Company conducts or is engaged in any business of any kind nor has any material assets. Each subsidiary of the Company that is a corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where such failure to so qualify or register would not be reasonably likely to have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any Lien other than any of the foregoing encumbered pursuant to the SVB Agreements and pursuant to the Outstanding Notes.

         3.3. Capitalization.

         (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 390,000,000 shares of Common Stock, 10,000,000 shares of class B common stock, par value $.01 per share (the "Class B Common Stock"), 3,000,000 shares of Series A Preferred Stock, and 22,000,000 shares of undesignated preferred stock, par value $.01 per share. As of the date of this Agreement, there are no shares of Class B Common Stock or Series B Preferred Stock outstanding and 3,000,000 shares of Series A Preferred Stock are outstanding. The number of outstanding shares of Common Stock as of July 26, 2004 was 123,420,453 and the total number of shares of Common Stock issuable pursuant to stock options outstanding at July 26, 2004 was 29,341,392. All such shares of Common Stock and Series A Preferred Stock have been duly authorized, and all such issued and outstanding shares of Common Stock and Series A Preferred Stock have been validly issued, are fully paid and nonassessable. No such outstanding shares of Common Stock or Series A Preferred Stock were issued in violation of any preemptive rights, "poison pill" provisions, rights of first offer or refusal or similar rights.

         (b) Except for the issuance of shares of Common Stock pursuant to the exercise of outstanding options granted pursuant to the Company's option plans or pursuant to the exercise of warrants to purchase shares of Common Stock, including any such options granted after March 31, 2004, the Company has not issued any capital stock since March 31, 2004, except as contemplated by this Agreement. Except as set forth in or contemplated by the Disclosure Documents, this Agreement, the 2003 Purchase Agreement or the 2002 Purchase Agreement, and except for the issuance of options to purchase shares of the Company's Common Stock pursuant to the Company's option plans, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

         3.4. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Securities and the filing of the Series C Preferred Certificate of Designations, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken, other than the approvals contemplated at the Special Meeting. When executed and delivered by the Company, this Agreement, each other Loan Document and each Transaction Document shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement, each other Loan Document and each Transaction Document and to carry out and perform its obligations hereunder and thereunder. The Board of Directors of the Company (the "Board of Directors") has taken all action necessary to render inapplicable, as it relates to Warburg and BCP, the provisions of Section 203 of the General Corporation Law of the State of Delaware. At or prior to the Exchange Closing, the Company will have reserved for issuance the shares of Common Stock issuable upon the Exchange.

         3.5. Valid Issuance.

         (a) Upon their issuance in accordance with the terms of this Agreement, the Series C Preferred Stock and the shares of Common Stock issuable upon the Exchange will be duly authorized, validly issued, fully paid and non-assessable, free of all preemptive or similar rights. Upon their issuance in accordance with the terms of this Agreement, the 2003 Purchase Agreement and the Outstanding Notes, the shares of Series B Preferred Stock issuable upon exchange of the Outstanding Notes will be duly authorized, validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free of all preemptive or similar rights.

         (b) Subject to the accuracy of the representations made by the Purchasers in Section 4 herein, the Securities will be issued to the Purchasers in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States. The Company is current in its filings with the SEC under
Section 13(a) of the Exchange Act.

         3.6. Financial Statements. The financial statements of the Company included in the Disclosure Documents (collectively, the "Financial Statements") fairly present the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. The Financial Statements fairly present the consolidated financial position of the Company at the dates thereof and the consolidated results of operations for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the period therein specified (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments which, individually, and in the aggregate are not expected to be material).

         3.7. Absence of Certain Changes. Since December 31, 2003, the Company and its subsidiaries have conducted their business only in the ordinary course of such business consistent with past practice and there has not been (i) any Material Adverse Effect, (ii) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its subsidiaries, other than (a) Commitments in the ordinary course of business and (b) this Agreement, (iii) any action taken which, if taken after the date hereof, would constitute a material breach of any provision or covenant herein, or (iv) any material change in the Company's accounting principles, practices or methods other than as required by concurrent changes in GAAP.

         3.8. Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company's knowledge, threatened by or before any governmental body against the Company in which an unfavorable outcome, ruling or finding in any said matter, or for all such matters taken as a whole, would reasonably be expected to have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or seeks to delay or prevent the consummation of the transactions contemplated hereunder or the right of the Company to execute, deliver and perform under same. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No action, suit, proceeding, claim, investigation or inquiry by the Company or any subsidiary is currently pending nor does the Company intend to initiate any action, suit, proceeding, claim, investigation or inquiry, in each case, that if resolved in a manner adverse to the Company, is reasonably likely to have a Material Adverse Effect.

         3.9. Intellectual Property. (i) The Company owns or, with respect to licensed Intellectual Property, has sufficient rights to use all (A) material patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal or common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively with all licenses and other agreements providing the Company with the right to use any item of the type referred to in clauses (A) through (G), "Intellectual Property") that are necessary for the conduct of its business as now conducted except where the failure to currently own or possess would not have a Material Adverse Effect; (ii) the Intellectual Property is valid, subsisting, in proper form and enforceable and all renewal fees and other maintenance fees have been paid; (iii) the Company is in material compliance with all contractual obligations relating to the use and protection of such of the Intellectual Property as is used pursuant to license or other agreement;
(iv) to the knowledge of the Company there is no present or former employee, officer or director of the Company or agent or outside contractor that holds or claims any material right, title or interest, directly or indirectly, in or to any Intellectual Property; and (v) to the Company's knowledge, the present business activities and products of the Company have not and do not infringe any known Intellectual Property or other proprietary rights of any third party, the Company is not making unauthorized use of any confidential information or trade secrets of any third party, the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect. The Guaranteeing Subsidiaries own no material registrations or material applications for any Intellectual Property.

         3.10. Disclosure Documents. The information contained or incorporated by reference in the Disclosure Documents was true and correct in all material respects as of the respective dates of the filing thereof with the SEC; and, as of such respective dates, none of the Disclosure Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any report subsequently filed by the Company with the SEC. The Company is not party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to any Disclosure Document that was not so filed, other than any of the Loan Documents.

         3.11. Books and Records. The minute books and other records of the Company and its subsidiaries contain in all material respects accurate records of all Company board, committee and stockholders' meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees thereof of the Company and its subsidiaries and all actions of the directors of the Company's subsidiaries, in each case since January 1, 2002.

         3.12. Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein, other than (i) the filing of the Series C Preferred Certificate of Designations and (ii) such filings required to be made after the Closing under applicable federal and state securities laws, have been obtained and will be effective as of the Closing Date other than those with respect to which the failure to make or obtain will not have a Material Adverse Effect. Except for the approvals contemplated at the Special Meeting or required by Nasdaq, the execution, delivery or performance of this Agreement, the Loan Documents and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not require the approval of the Company's stockholders.

         3.13. No Conflict. The execution and delivery of the Loan Documents by the Company and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         3.14. Brokers or Finders. Other than with respect to Bear Stearns, the fees of which will be borne by the Company, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the other Loan Documents, Transaction Documents or any transaction contemplated hereby.

         3.15. Nasdaq National Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq National Market ("Nasdaq"), and, except as contemplated by this Agreement, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing.

         3.16. No Manipulation of Stock. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

         3.17. Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for any of the Securities will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

         3.18. Title to Property and Assets. The Company and each of its subsidiaries owns or possesses the necessary right to use or title to all properties, assets, licenses, permits and the like required to operate its business as currently operated, except for such properties, assets, licenses, permits and the like, the absence of which would not result in a Material Adverse Effect. The properties and assets of the Company and each of its subsidiaries owned by them are owned free and clear of all Liens, except for Permitted Liens. With respect to the property and assets it leases, the Company and each of its subsidiaries are in compliance with such leases in all material respects.

         3.19. Labor Relations. Neither the Company nor its subsidiaries is party to any collective bargaining agreement covering any individual who performs services as an employee primarily for the Company or any of its subsidiaries (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company or any of its subsidiaries, "Employees"), and there are no controversies or unfair labor practice proceedings pending or, to the Company's knowledge, threatened between the Company or any of its subsidiaries and any of their current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company or any of its subsidiaries that would reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. To the Company's knowledge, no organizational effort is presently being made or, to the Company's knowledge, threatened by or on behalf of any labor union.

         3.20. Employee Benefits.

         (a) Neither the Company nor any trade or business (whether or not incorporated) which has been under common control or treated as a single employer with the Company under Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate") has incurred, or is reasonably likely to incur, any liability under Title IV of ERISA or Section 412 of the Code and none of the Plans is a Multiemployer Plan, as defined in Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has incurred any liability resulting from a complete or partial withdrawal from any Multiemployer Plan, and none of them has incurred, or is reasonably likely to incur, any liability due to the termination or reorganization of a Multiemployer Plan which has not been satisfied in full, and to the Company's knowledge, no event has occurred that would subject the Company or any ERISA Affiliate to any such liability.

         (b) Each Plan has been administered in material compliance with its terms, and other applicable laws, rules and regulations including, without limitation, the provisions of ERISA and the Code, and there are no material pending or, to Company's knowledge, threatened claims by, on behalf of or involving any plan administrator or any plan trustee (other than routine claims for benefits).

         (c) No "prohibited transaction" within the meaning of Section 4975 of the Code has occurred with respect to any Plan.

         (d) Each Plan that is intended to qualify under Section 401(a) of the Code does so qualify.

         (e) Except as may be required under Section 4980B of the Code, or
Section 601 of ERISA, neither the Company nor any of its subsidiaries has any liability for post-retirement medical or life insurance benefits or coverage for any Employee or Former Employee or any dependent of any such Employee or Former Employee.

         (f) The consummation of the transactions contemplated hereby will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Company to or in respect of any Employee or Former Employee or the beneficiary or dependent of any such Employee or Former Employee under any Plan.

         (g) No amount payable by the Company or any of its subsidiaries to any Employee or Former Employee will fail to be deductible for Federal income tax purposes by reason of Section 162(m) or 280G of the Code.

         (h) All employee benefits practices or arrangements which are maintained by the Company or any of its subsidiaries for the benefit of their non-United States Employees or United States Employees located in a foreign jurisdiction (collectively, the "Foreign Plans") have been maintained in all material respects in accordance with the applicable laws of such foreign jurisdiction, and all Foreign Plans required to be registered with any governmental agency have been registered and have been maintained in good standing with such governmental agency.

         3.21. Environmental Matters.

         (a) Except as would not reasonably be likely to result in a material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any governmental agency or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding routine quantities of office and janitorial supplies (a "Hazardous Material"), are present as a result of the actions of the Company, or, to the Company's knowledge, as a result of the actions of a third party, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries currently owns, operates, occupies or leases, or to the Company's knowledge, has at any time owned, operated, occupied or leased.

         (b) Except as would not reasonably be likely to result in a material liability to the Company (in any individual case or in the aggregate), neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of or arranged for the disposal of, released or exposed its employees or others to Hazardous Materials in violation of any federal, state or local law, rule, regulation, treaty or statute in effect before the Closing Date related to protection of human health, safety, and the environment, including natural resources (collectively, "Environmental Laws"), or in a manner that would likely result in any material liability to the Company.

         (c) Except as would not reasonably be likely to result in a material liability to the Company, the Company and its subsidiaries currently hold and are in compliance with all approvals, permits, licenses, clearances and consents required under Environmental Laws for the conduct of the Company's and its subsidiaries' businesses as currently being conducted.

         (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened alleging that the Company and its subsidiaries are in violation of or liable under any Environmental Law.

         (e) To the Company's knowledge, there are no material expenditures required to maintain or achieve compliance with all applicable Environmental Laws.

         3.22. Taxes.

         (a) The Company has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid. All such Tax Returns were true, correct and complete in all material respects as of the time of such filing. Any Liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, in each case as of December 31, 2003, has been accrued or reserved for on the financial statements of the Company in accordance with GAAP. Since December 31, 2003, the Company has not incurred any material Taxes other than in the ordinary course of business.

         (b) No current or former subsidiary of the Company has ever been a member of any "affiliated group" (within the meaning of Section 1504(a) of the Code) included in any consolidated federal income Tax Return filed with the Internal Revenue Service other than an affiliated group of which the Company is the common parent.

         3.23. Insurance. All insurance policies carried by, or covering the Company's properties are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due on such policies have been paid in a timely manner and the Company has complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is provided by insurers that, to the knowledge of the Company, are solvent and is in such amount and types of coverage which are adequate and customary for the industries in which the Company operates.

         3.24. General Solicitation; No Integration. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Securities sold pursuant to this Agreement.

         3.25. Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain assets accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.26. By-Laws. The Company's By-Laws provide that all matters submitted to a meeting of stockholders, including the vote relating to the Special Meeting Proposal at the Special Meeting, shall require the affirmative vote of a majority of the total number of votes cast, present in person or by proxy and a valid quorum.

         3.27. Opinion of the Financial Advisor. The Company has received an opinion of Bear Stearns a copy of which has been delivered to a Special Committee of the Board of Directors and to the Purchasers, as to the fairness of the transactions contemplated hereby.

         4. Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with the other Purchasers, represents and warrants to the Company as follows:

         4.1. Organization. Each Purchaser, if it is a legal entity, is duly and validly existing under the jurisdiction of its organization.

         4.2. Authorization. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

         4.3. Purchase Entirely for Own Account; Etc. Such Purchaser is acquiring the Securities for its own account, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act. Except as contemplated by this Agreement, such Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities. Such Purchaser, if it is a legal entity, has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities.

         4.4. Investor Status; Etc. Such Purchaser certifies and represents to the Company that at the time such Purchaser acquires any of the Securities, such Purchaser will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

         4.5. Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

         4.6. No Conflict. The execution and delivery of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

         4.7. Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

         4.8. Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Closing Date.

         4.9. No Manipulation of Stock. The Purchasers have not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

         4.10. No General Solicitation. Purchasers were not offered or sold the Securities, directly or indirectly, by means of any form of general solicitation or general advertisement, including the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or (ii) any seminar or other meeting whose attendees had been invited by general solicitation or general advertising.

         5. Covenants.

         5.1. HSR Act Filings. The Company and each Purchaser shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act, and the regulations promulgated thereunder, as promptly as possible and shall cooperate with the each other in promptly producing such additional information as those authorities may reasonably require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with statutory requirements of the Federal Trade Commission or the Department of Justice. The Company and each Purchaser shall pay the filing fee associated with its respective filing of the HSR Act notification.

         5.2. Other Governmental Approvals. As soon as practicable after the execution of this Agreement, the Company and each Purchaser shall file all applications and reports and take such other action (in addition to any filings required under the HSR Act) which is reasonably required to be taken or filed with any governmental authority in connection with the transactions contemplated by this Agreement. The Company and each Purchaser shall give all additional notices to third parties and take other action reasonably required to be or taken by it under any authorization, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the transactions contemplated by this Agreement.

         5.3. Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, taking any action to facilitate the filing any document or the taking of any action to assist the other parties hereto in complying with the terms of Sections 5.1 and 5.2 herein.

         5.4. Board Designees and Observers. Upon the consummation of the Exchange, the following rights shall be granted to Warburg and BCP and shall supersede all similar rights granted to Warburg and BCP pursuant to the terms of the 2002 Purchase Agreement, the 2003 Purchase Agreement, Section 9(e) of the Series A Preferred Certificate of Designations or Section 9(e) of the Series B Preferred Certificate of Designations, which similar rights shall then be null and void and of no further force or effect.

         (a) Warburg shall have the exclusive right to appoint one (1) director and BCP shall have the exclusive right to appoint one (1) director (each, a "Board Designee") to the Board of Directors for so long as Warburg or BCP, as the case may be, Beneficially Owns shares of Common Stock equal to at least twenty-five percent (25%) of the number of shares of Common Stock issued to Warburg or BCP, as the case may be, pursuant to the Exchange. In addition, Warburg shall have the exclusive right to appoint one (1) additional Board Designee for so long as Warburg Beneficially Owns shares of Common Stock equal to at least fifty percent (50%) of the number of shares of Common Stock issued to Warburg pursuant to the Exchange. The Board Designees shall be duly appointed in accordance with the Company's By-laws, Certificate of Incorporation and the General Corporation Law of Delaware. For so long as Warburg retains the right to appoint two Board Designees, the Warburg Board Designees so elected shall serve as a Class III Director and a Class II Director, respectively, and BCP's Board Designee so elected shall serve as a Class II Director (as designated in the Company's Certificate of Incorporation), each serving until his or her successor is elected and qualified. If, pursuant to this Section 5.4(a), Warburg should retain the right to appoint only one Board Designee, Warburg shall elect to retain either its Class III Board Designee or its Class II Board Designee, in its sole discretion. For so long as such membership does not conflict with any applicable law or regulation or listing requirement of Nasdaq (as determined in good faith by the Board of Directors of the Company), the Board Designees shall serve as members of the Audit Committee, Compensation Committee and each other principal committee of the Board of Directors. Any vacancy in the position of the Board Designees appointed by Warburg or the Board Designee appointed by BCP may be filled only by Warburg and BCP, respectively. Each of the Board Designees appointed by Warburg and the Board Designee appointed by BCP may, during his or her term of office, be removed at any time, with or without cause, by and only by Warburg and BCP, respectively, at a special meeting called for such purpose or by written consent of Warburg and BCP, respectively. Any vacancy created by such removal may also be filled at such meeting or by such consent.

         (b) In addition to the Board Designees, Warburg shall have the right to have one observer (the "Board Observer") attend the meetings of the Board of Directors. For so long as Warburg and/or BCP have the right to designate Board Designees or a Board Observer pursuant to Section 5.4(a) herein and this Section 5.4(b), respectively, each Board Designee and the Board Observer shall receive a copy of all materials distributed to the Board of Directors, whether provided to the Board of Directors in advance of, during or after any meeting of the Board of Directors, regardless of whether such Board Designee or the Board Observer shall be in attendance at any such meeting; provided, however, that the Company shall have the right to withhold any information from the Board Observer and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could:

         (i) in the reasonable judgment of the Company's outside counsel, adversely affect the attorney client privilege between the company and its counsel;

         (ii) cause the Board of Directors to breach its fiduciary duties; or

         (iii) result in a conflict between the interests of the Company, on the one hand, and those of the Board Observer or any of its Affiliates, on the other hand.

The Company shall use its reasonable best efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary as set forth in the preceding paragraph.

         (c) Each Board Designee and the Board Observer shall be reimbursed for out-of-pocket expenses incurred in connection with participation as a member or observer, as the case may be, of the Board of Directors in a manner consistent with the Company's policies for reimbursing other outside members of the Board of Directors. In addition, each Board Designee shall be entitled to the same compensation paid to other outside members of the Board of Directors in his or her capacity as a director, which compensation shall be assignable to Warburg and BCP, as the case may be.

         (d) For so long as Warburg and/or BCP have the rights to appoint the Board Designees pursuant to Section 5.4(a) herein, there shall be no greater than nine (9) members on the Board of Directors at all times. The size of the Board of Directors shall not be increased by any election by Warburg or BCP to appoint one or more of their respective Board Designees pursuant to Section 5.4(a) herein.

         5.5. Series C Preferred Certificate of Designations. The Company shall file the Series C Preferred Certificate of Designations with the Secretary of State of the State of Delaware, and satisfactory evidence of such filing shall be delivered to the Purchasers within one Business Day following receipt of Stockholder Approval.

         5.6. Covenant Pending the Closing. Between the date of this Agreement and the Closing Date, the Company will promptly advise each Purchaser of any action or event of which it becomes aware which has the effect of making incorrect, in any material respect, any of the Company's representations or warranties or which has the effect of rendering any of the Company's covenants incapable of performance.

         5.7. Proxy Statement.

         (a) The Company shall use its reasonable best efforts to prepare and file with the SEC, as promptly as practicable after the date hereof but in no event later than twenty (20) Business Days after the Closing Date, preliminary proxy materials with respect to the meeting of the stockholders for the purpose of approving the Special Meeting Proposal. Thereafter, the Company shall as promptly as possible file with the SEC the definitive proxy statement and (i) call a Special Meeting to be held at the earliest practicable date but in no event later than forty (40) days after the earlier of (x) receiving notification that the SEC is not reviewing the preliminary proxy materials and (y) the conclusion of any SEC review of the preliminary proxy materials, for the sole purpose of voting upon the Special Meeting Proposal and (ii) include in the proxy statement the recommendation of its Board of Directors that holders of the Common Stock approve the Special Meeting Proposal; provided, however, that the Board of Directors may withdraw or adversely modify their recommendation of the Special Meeting Proposal if the Board of Directors determines in good faith (after consultation with its financial advisors and legal counsel) that from a financial point of view to the stockholders of the Company the Special Meeting Proposal is not in the best interests of the Company's stockholders. Neither prior to nor at the Special Meeting shall the Company put forth any matter, other than the Special Meeting Proposal, to the holders of Common Stock for their approval without the prior written consent of the Purchasers.

         (b) The Company shall use its reasonable best efforts to prepare and file with the SEC, as promptly as reasonably practicable taking into account any pending material issues or transactions affecting the Company after the Exchange Closing, preliminary proxy materials with respect to the meeting of the stockholders for the purpose of approving (i) an increase in the authorized capital of the Company and (ii) a reverse stock split of the Common Stock (collectively, the "Charter Amendment Proposals"), in each case on terms to be determined after consultation with (x) its legal counsel and financial advisors and (y) the Purchasers. Thereafter, the Company shall as promptly as possible file with the SEC the definitive proxy statement and acting through its Board of Directors, (i) call a special meeting of the stockholders of the Company to be held at the earliest practicable date after the earlier of (x) receiving notification that the SEC is not reviewing the preliminary proxy materials and
(y) the conclusion of any SEC review of the preliminary proxy materials, for the purpose of voting upon the Charter Amendment Proposals and (ii) include in the proxy statement the recommendation of its Board of Directors that holders of the Common Stock approve the Charter Amendment Proposals; provided, however, that the Board of Directors may withdraw or adversely modify their recommendation of the Charter Amendment Proposals if the Board of Directors determines in good faith (after consultation with its financial advisors and legal counsel) that the Charter Amendment Proposals are not in the best interests of the Company.

         5.8. Subscription Right. Prior to the date of the Exchange Closing, all subscription rights granted to Warburg and BCP pursuant to the terms of the 2002 Purchase Agreement and the 2003 Purchase Agreement shall be in full force and effect, and shall remain valid and binding obligations of the Company. From and after the date of the Exchange Closing, all such subscription rights shall terminate and the corresponding provisions in the 2002 Purchase Agreement and the 2003 Purchase Agreement shall be deemed null and void and of no further force and effect.

         5.9. Standstill.

         (a) Each of the Company and Warburg hereby agree that effective upon the Exchange Closing, Section 5.9 of the 2003 Purchase Agreement shall automatically, and without any further action of any party, be null and void and of no further force and effect and that the rights of the parties thereunder shall be governed by the provisions set forth in this Section 5.9.

         (b) In the event that at any time following the date of the Exchange Closing until July 27, 2008, Warburg and any of its Affiliates own more than forty-nine percent (49%) of the issued and outstanding voting securities of the Company (the "Voting Stock"), Warburg agrees that (i) it shall be entitled to vote (or take action by written consent in respect of) not more than forty-nine percent (49%) of the issued and outstanding shares of Voting Stock and (ii) it will abstain from voting any shares in excess of forty-nine percent (49%) of the Voting Stock; provided, however, that Warburg and its Affiliates shall be entitled to vote (or take action by written consent in respect of) all shares of Voting Stock owned by it or its Affiliates in connection with any vote to approve the Charter Amendment Proposals.

         (c) Warburg further agrees that until July 27, 2008, except among Warburg and any of its Affiliates, it shall not form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange
Act) with respect to the Voting Stock.

         5.10. Nominating Committee; Agreement to Vote.

         (a) For so long as a Purchaser is subject to Section 5.8 herein, such Purchaser and such Purchaser's designees on the Board of Directors shall vote
(i) in favor of the establishment of a nominating committee of the Board of Directors consisting entirely of Independent Directors and (ii) if necessary to comply with applicable requirements of federal law, state law, or Nasdaq relating to the Board of Directors, in favor of an increase in the number of authorized members of the Board of Directors such that a majority of the members of the Board of Directors are Independent Directors. At or with respect to any election of one or more directors (including to fill any vacancy on the Board of Directors), for so long as a Purchaser is subject to Section 5.8 herein, such Purchaser shall vote all of its shares of Voting Stock in favor of the election of any nominee to the Board of Directors whose nomination was approved by the unanimous consent of the Board of Directors.

         (b) Each Purchaser severally agrees to vote all shares of Voting Stock held by such Purchaser in favor of the Exchange, the Charter Amendment Proposals and, if required, the exchange of Notes upon a Qualified Transaction at any meeting(s) of the Company's stockholders called for the purpose of approving such proposals unless at or prior to such meeting(s) the Board of Directors shall have withdrawn or adversely modified its recommendation of the Exchange, the Charter Amendment Proposals or the exchange of Notes upon a Qualified Transaction in accordance with Section 5.7(b).

         5.11. Affirmative Covenants in Connection with the Sale of the Notes. The Company agrees that, until the earlier of (i) such date that all Notes are exchanged by the holders thereof in accordance with Section 5.13 or (ii) the date upon which all Obligations are satisfied in full, the Company will perform and observe all of the provisions contained in this Section 5.11.

         (a) Notice. The Company shall notify the Purchasers promptly, but in any event within two (2) Business Days of its discovery thereof, (i) whenever any Event of Default occurs, (ii) whenever any action, suit or proceeding is commenced by or against the Company which, if adversely determined, would, or would be reasonably likely to, result in a Material Adverse Effect and (iii) whenever any Material Adverse Effect occurs.

         (b) Continued Existence; Compliance with Law. The Company shall comply in all respects with its Certificate of Incorporation. The Company shall preserve, renew and keep in full force and effect its existence as a corporation and its material rights, licenses, certificates, and permits and shall comply in all material respects with all laws, rules, regulations, ordinances, orders and judgments applicable to it. The Company will obtain, renew and extend all of the foregoing rights, certificates, permits, licenses, certificates of compliance and the like which may be necessary for the continuation of the operation of its business as currently conducted and will give prompt written notice to the Purchasers of (i) any citation or order relating thereto, (ii) any lapse, suspension, revocation, rescission or other termination thereof, (iii) any alleged breach or violation thereof by the Company or any other Person, (iv) any proceeding relating thereto or (v) any refusal of any Person to grant or extend the same.

         (c) Maintenance of Property. The Company shall at all times maintain and preserve its property in good working order, condition and repair, normal wear and tear excepted, and shall pay and discharge, or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same unless such cost of repairs is contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if the Company shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Company and its independent accountants.

         (d) Title to Property. All property, whether real or personal, owned by the Company shall be held in the name of the Company unless otherwise approved by the Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement.

         (e) Information and Inspection. The Company shall furnish to the Purchasers from time to time, upon request, financial statements of the Company and information pertaining to any covenant, provision or condition hereof. At all reasonable times and as often as the Purchasers may reasonably request, upon reasonable notice, the Company shall permit any authorized representative designated by the Purchasers to visit and inspect any of the properties of the Company and to take extracts therefrom and to discuss the Company's affairs, finances and accounts with the management of the Company and the Company's independent auditors.

         (f) Insurance. The Company will maintain or cause to be maintained on all insurable properties now or hereafter owned by the Company insurance against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses, and will maintain or cause to be maintained public liability and workers' compensation insurance insuring the Company to the extent customary with respect to companies conducting similar businesses and, upon request, will furnish to the Purchasers satisfactory evidence of the same. The Company shall also maintain such other insurance as may be reasonably requested by the Purchasers.

         (g) Payment of Taxes. The Company will pay and discharge promptly as they become due and payable all Taxes, assessments and other governmental charges or levies imposed upon it or its income or any of its property or assets, or any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided that the Company shall not be required to pay any Taxes, assessments, charges, levies or claims if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if the Company shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Company and its independent accountants.

         (h) Payment of Other Indebtedness, Etc. Except as to (i) matters being contested in good faith and by appropriate proceedings or other appropriate action or (ii) trade payables, the Company will pay promptly when due, or in conformance with the Company's customary practices, all other material indebtedness, liabilities and obligations incident to the conduct of its business.

         5.12. Negative Covenants in Connection with the Sale of the Notes. The Company agrees that, until the earlier of (i) such date that all Notes are exchanged by the holders thereof in accordance with Section 5.13 or (ii) the date upon which all Obligations are satisfied in full, the Company shall not, directly or indirectly, take any of the actions set out in this Section 5.12; provided, however, that nothing contained in this Section 5.12 shall prohibit the Company's Board of Directors from engaging in any action in connection with or directed toward a merger, acquisition or strategic financing transaction, subject to the Company's obligations under Section 6(b) of the Notes.

         (a) Liabilities. The Company shall not incur, create, assume or permit to exist any Liabilities, except: (i) Liabilities existing on the date hereof;
(ii) Liabilities arising hereunder or any other Liabilities owed to the Purchasers under the Loan Documents; (iii) trade accounts payable and other unsecured Liabilities incurred and payable in the ordinary course of business;
(iv) Liabilities for Taxes, assessments, franchise fees, governmental charges, Liens or similar claims to the extent that payment thereof shall not be required to be made by the provisions hereof; (v) purchase money Liabilities relating to the purchase price of equipment to be used in the business of the Company in an aggregate outstanding amount not to exceed at any one time $1,000,000; (vi) any renewals, extensions, substitutions, refinancings or replacements of any Liability otherwise permitted hereunder so long as (1) the aggregate amount of Liabilities represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement, (2) the average life and the date such Liability is scheduled to mature are not shortened, (3) the new Liability shall not be senior in right of payment to the Liability that is being extended, renewed, substituted, refinanced or replaced and (4) the terms and conditions of such Liability are not more onerous to the Company in any material respect than the terms and conditions of the Liability renewed, extended, substituted, refinanced or replaced; (vii) any Liabilities the net proceeds of which are used to repay the Notes in their entirety; or (viii) any Liabilities arising under the SVB Agreements; (ix) Liabilities owed by the Company to any of its subsidiaries or owed by any of its subsidiaries to any other of its subsidiaries or to the Company; (x) Liabilities incurred in connection with the Symbol patent infringement litigation that do not constitute a Material Adverse Change; or
(xi) Liabilities incurred in connection with any settlement of litigation that is approved by the Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement, which approval by the Purchasers shall not be unreasonably withheld.

         (b) Guaranties. The Company shall not pledge its credit or property in any manner, or otherwise become responsible, for the payment or other performance of the Liabilities or other obligations of another Person and shall not act as a guarantor (whether of payment or of collection), surety, co-maker or endorser for, or agree conditionally or otherwise to make any purchase, loan or investment in order thereby to enable, another Person to prevent or correct a default of any kind, except endorsements of negotiable instruments for collection in the ordinary course of business.

         (c) Notes, Accounts Receivable and Claims. The Company shall not sell, discount or otherwise dispose of any material note or material account receivable, with or without recourse, except for collection in the ordinary course of business or in connection with the SVB Agreements or the David King indebtedness more fully described in Section 5.12 of the Disclosure Schedule; fail to assert timely any material claim, cause of action or contract right that it possesses against any third party; nor agree to settle or compromise any such claim, cause of action or contract right except for (i) settlements or compromises made in the reasonable exercise of business judgment in the ordinary course of business or (ii) in connection with any settlement of litigation that is approved by Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement, which approval by the Purchasers shall not be unreasonably withheld.

         (d) Disposal of Assets. The Company shall not sell, lease, transfer, assign or otherwise dispose of any material part of its assets to any Person, except for sales, leases, transfers, assignments or other dispositions made: (i) in the ordinary course of business; (ii) in connection with the restructuring plans publicly disclosed by the Company, (iii) in connection with the SVB Agreements; or (iv) in connection with the David King indebtedness more fully described in Section 5.12 of the Disclosure Schedule.

         (e) Amendment of Governing Documents. The Company shall not amend or modify its Certificate of Incorporation or By-laws in any respect which would have a material adverse effect upon the Purchasers' rights and remedies under the Loan Documents.

         (f) Reorganizations; Acquisitions. The Company shall not be a party to any recapitalization or purchase all or a substantial part of the capital stock, partnership interests or assets of any Person or any division or business unit of any Person unless such transaction is unanimously approved by the Board of Directors.

         (g) Liens. The Company shall not suffer or permit any property or asset now owned or hereafter acquired by it to be or become encumbered by any Lien other than Permitted Liens.

         (h) Capital Distributions. The Company shall not make any capital distributions, or pay or declare any dividend or distribution, except (i) in connection with a stock split or combination, (ii) in accordance with this Agreement, the 2003 Purchase Agreement and/or the 2002 Purchase Agreement or
(iii) for dividends or distributions by the subsidiaries of the Company to the Company.

         (i) Transactions with Affiliates. Except in connection with the Loan Documents, the Company shall not pay any management or other fee to, or, except in the ordinary course of business with its subsidiaries, enter into any transaction with, any Affiliate.

         (j) Amendments or Waivers. Except with respect to the SVB Agreements, the Company shall not amend or cancel or consent to the amendment or cancellation of any contract (or waive a right thereunder) in any manner that might have the effect of materially and adversely (a) affecting its financial condition, (b) affecting the rights of the Purchasers under the Loan Documents or (c) decreasing or adversely affecting the value of the collateral securing the Obligations.

         (k) Accounting Matters. Except upon thirty (30) days' written notice, the Company shall not change its fiscal year or accounting practices.

         (l) Subsidiaries. The Company shall not form or acquire or cause to be formed or acquired any Subsidiary, except in the ordinary course consistent with past practice.

         (m) Investments. The Company shall not make any investments other than investments in cash equivalents, except in the ordinary course consistent with past practice or as otherwise approved by the Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement.

         (n) Issuance of Preferred Stock. Except in connection with the transactions contemplated by this Agreement, the Company shall not create, authorize or issue any shares of preferred stock, or any security convertible into, or exchangeable or exercisable for, shares of preferred stock.

         (o) Indirect Actions. The Company shall not permit any of its subsidiaries to take any of the actions set forth in this Section 5.12 nor permit any of the conditions set forth in this Section 5.12 to occur with respect to its subsidiaries; provided, however, that with respect to Section 5.12(b), Purchasers acknowledge and consent to the secured guaranties issued by certain of the Company's subsidiaries for the benefit of SVB, and consent to any related arrangements for the benefit of SVB approved by the Board of Directors.

         5.13. Exchange of Notes Upon a Qualified Transaction.

         (a) Simultaneously with the closing of a Qualified Transaction, the outstanding principal and accrued but unpaid interest on the Notes shall immediately and automatically be exchanged for the class of common stock of the Company as is issued in the Qualified Transaction. The number of shares of Common Stock to be issued to each Purchaser upon such exchange shall be equal to the quotient obtained by dividing (a) the outstanding principal and unpaid accrued interest due on each Note on the date of exchange, by (b) the price per share of the Common Stock sold to the investors in the Qualified Transaction, and the issuance of such shares upon exchange of the Notes shall be upon and subject to substantially the same terms and conditions applicable to the Qualified Transaction. In addition, in the event that warrants to purchase shares of Common Stock are issued to the investors in the Qualified Transaction, each Purchaser shall be entitle to receive from the Company, upon exchange of the Notes, a number of warrants to purchase Common Stock on a proportionate basis with the investors in the Qualified Transaction based on the outstanding principal and unpaid accrued interest on each such Note exchanged. Each Purchaser hereby agrees to execute all necessary documents in connection with the exchange of the Notes, including, but not limited to, a definitive stock or securities purchase agreement.

         (b) No fractional shares of Common Stock will be issued upon exchange of the Notes. In lieu of any fractional share to which the Purchaser would otherwise be entitled, the Company will pay to the Purchasers in cash the amount of the unexchanged principal balance plus accrued but unpaid interest then outstanding on the Notes that would otherwise be exchanged for such fractional share. Upon exchange of the Notes, the Purchasers shall surrender the Notes, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Purchasers, at such principal office, a certificate or certificates for the number of shares to which each such Purchaser is entitled upon such exchange, together with other securities and property to which such Purchaser is entitled upon such exchange under the terms of its Note, including a check payable to such Purchaser for any cash amounts payable as described herein. Upon exchange of the Notes and payment for fractional shares as provided above, the Company will be forever released from all of its payment obligations and liabilities under the Notes with regard to that portion of the principal and accrued but unpaid interest being exchanged.

         5.14. Stock Options. From and after the Closing Date, the Company agrees that in the event the Company grants any stock options, stock grants or similar rights under the terms of (i) the Company's 1995 Long-Term Incentive Plan (the "1995 Plan"), (ii) Proxim, Inc.'s 1999 Nonstatutory Stock Option Plan (the "1999 NSO Plan"), (iii) the 1999 Proxim Corporation Stock Incentive Plan (the "1999 Plan") or (iv) the Company's 2001 Stock Bonus Plan for Non-Officer Employees (the "2001 Plan" and collectively with the 1995 Plan, the 1999 NSO Plan and the 1999 Plan, the "Plans"), the Company shall, and shall cause the applicable plan administrator to, ensure that the transactions contemplated by the terms of this Agreement and the other Transaction Documents shall not at any time constitute a Change of Control (as defined in the 1995 Plan, 1999 NSO Plan, 1999 Plan or 2001 Plan, as the case may be) under the relevant plan or any of the relevant agreements governing any such stock option, stock grant or similar right. The Company acknowledges and agrees that the consummation of the transactions contemplated by this Agreement and the other Transaction Documents do not, and will not at any time, constitute a Change of Control (as defined in the 1999 Plan or 2001 Plan, as the case may be) under the terms of the 1999 Plan or 2001 Plan.

         5.15. Qualified Transaction. The Company hereby agrees to use its reasonable best efforts to market and consummate a Qualified Transaction on commercially reasonable terms as promptly as reasonably practicable following the date of the Exchange Closing.

         6. Conditions Precedent.

         6.1. Conditions to the Obligation of the Purchasers to Consummate the Closing. The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing are subject to the satisfaction of the conditions precedent set forth in this Section 6.1.

         (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein (i) which is qualified by application thereto by a Material Adverse Effect standard, such representation and warranty need be true and correct by application thereto only of a Material Adverse Change standard, (ii) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (iii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

         (b) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

         (c) Each Purchaser shall have received a certificate, dated the Closing Date, signed by each of the President and the Chief Financial Officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 6.1(a) and (b) have been fulfilled.

         (d) Each Purchaser shall have received from the Company's counsel, Wilson Sonsini Goodrich & Rosati, an opinion in form and substance reasonably satisfactory to the Purchasers.

         (e) There shall not have been any Material Adverse Change since the Announcement Date.

         (f) All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         (g) The Company and the Collateral Agent, on behalf of the Purchasers, and the Purchasers with respect to Articles X and XI thereof, shall have entered into the Pledge and Security Agreement.

         (h) The Collateral Agent, on behalf of the Purchasers, SVB, the Company and the Guaranteeing Subsidiaries shall have entered into the Intercreditor Agreement and all consents identified in Section 6.1(h) of the Disclosure Schedule shall have been obtained, including all consents and waivers required from SVB in connection with the transactions contemplated in the Loan Documents.

         (i) All UCC filings and filings shall have been made in the United States Patent and Trademark Office in connection with the creation and perfection of the security interests in and Liens on the Collateral granted pursuant to the Loan Documents.

         (j) To the extent the Company and the Purchasers agree is reasonably required, the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

         (k) Neither the purchase of and payment for the Notes nor any of the transactions contemplated by the Exchange shall be prohibited or enjoined by any law, court order or government regulation.

         6.2. Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Notes to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction of the conditions precedent set forth in this Section 6.2.

         (a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of such Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects).

         (b) Such Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

         (c) To the extent the Company and the Purchasers agree is reasonably required, the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

         Each Purchaser's obligations under this Section 6.2 shall be several and independent from the obligations of each other Purchaser; and the failure by any Purchaser to fulfill or comply with any of the conditions set forth in this
Section 6.2 shall not affect the obligations of the Company to any other Purchaser to consummate the transactions contemplated by this Agreement.

         6.3. Conditions Precedent to the Exchange Closing. The obligation of the Company and the several obligations of each Purchaser to consummate the transactions to be consummated at the Exchange Closing shall be subject to the condition precedent that (i) the Stockholder Approval has been received and (ii) the Series C Preferred Certificate of Designations has been filed with, and accepted by, the Secretary of State of the State of Delaware.

         7. Registration of the Securities; Compliance with the Securities Act.

         7.1. Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Securities being purchased by it hereunder unless the transferee agrees in writing to be bound by the terms of this Agreement and except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. The Company shall not register any transfer of the Securities in violation of this Section 7.1. The Company may, and may instruct any transfer agent for the Company to, place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 7.1. Notwithstanding the foregoing, the Notes shall not be transferable without the prior written consent of the Company, except for transfers to Affiliates of the Purchasers that agree not to further transfer the Notes.

         7.2. Legends. Each certificate representing any of the Securities shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

         "THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [NOTE] [AND THE SECURITIES ISSUABLE UPON ITS EXCHANGE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS."

         7.3. Registration Procedures and Other Matters. The Company shall:

         (a) upon the request of a majority-in-interest of the Purchasers, use its reasonable best efforts, subject to receipt of necessary information from each Purchaser for inclusion in such filing, to prepare and file with the SEC within 180 days after the closing of a Qualified Transaction or such other time as shall be mutually agreed to, a registration statement on Form S-3 (the "Registration Statement") covering the Securities held by each Purchaser, or the Holders (defined in Section 7.4 below), from time to time, in compliance with the Securities Act;

         (b) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after filing, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

         (c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement continuously effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Holder's Securities, the earlier of (i) the date on which each Holder may sell all Securities then held by such Holder without restriction by the volume limitations of Rule 144(e) of the Securities Act or (ii) such time as all Securities purchased by such Holder have been sold pursuant to a registration statement or are otherwise freely tradeable;

         (d) furnish to each Holder with respect to the Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Securities by such Holder; provided, however, that the obligation of the Company to deliver copies of Prospectuses or preliminary Prospectuses to such Holder shall be subject to the receipt by the Company of reasonable assurances from such Holder that such Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or preliminary Prospectuses;

         (e) file documents required of the Company for normal blue sky clearance in states specified in writing by each Holder and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.3(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

         (f) bear all expenses in connection with the procedures in this Section
7.3 and the registration of the Securities pursuant to the Registration Statement (provided, that the Holders shall bear the cost of all underwriting discounts and selling commissions and similar fees applicable to the sale of Securities and all fees and expenses of legal counsel for any Holder and all transfer Taxes);

         (g) advise each Holder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

         (h) use its reasonable best efforts to cause the Common Stock to be issued in connection with the Exchange to be listed on Nasdaq in connection with the filing of the Registration Statement.

         Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Securities.

         7.4. Transfer of Securities; Suspension.

         (a) Each Purchaser agrees that in case of any disposition of its Securities not made pursuant to the Registration Statement to (i) a third party who agrees to be bound by the provisions of this Section 7 and makes the representations to the Company contained in Section 4 herein or (ii) its partners as part of a distribution of all or part of the Securities (in each case the "Transferee", and together with the Purchasers, the "Holders"), such Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Holders or their plans of distribution. The Company agrees, in case of such sale, transfer or distribution (to the extent made in accordance with Section 7.1), to promptly file one or more post-effective amendments to the Registration Statement or a supplement to the related Prospectus, naming each Transferee as a Selling Shareholder in accordance with the provisions of the Securities Act.

         (b) Except in the event that paragraph (c) below applies, the Company shall (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the purchasers of Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Holder copies of any documents filed pursuant to Section 7.4(b)(i); and (iii) inform each Holder that the Company has complied with its obligations in Section 7.4(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each Holder to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Holder pursuant to Section 7.4(b)(i) herein when the amendment has become effective).

         (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information;
(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) the Company determines in good faith that offers and sales pursuant to the Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a Registration Statement or related Prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable, then the Company shall deliver a certificate in writing to each Holder (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, such Holder will refrain from selling any Securities pursuant to the Registration Statement (a "Suspension") until such Holder's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to each Holder. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to such Holder, such Holder shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.4(c).

         (d) Notwithstanding the foregoing paragraphs of this Section 7.4, no Holder shall be prohibited from selling Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than 30 days each in any twelve month period unless, in the good faith judgment of the Board of Directors, upon the written opinion of counsel, the sale of Securities under the Registration Statement in reliance on this paragraph 7.4(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

         (e) Provided that a Suspension is not then in effect, each Holder may sell Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to such Holder and to supply copies to any other parties requiring such Prospectuses.

         (f) Each Holder acknowledges and agrees that the Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current Prospectus has been satisfied.

         (g) In the event of a sale of Securities by any Holder pursuant to the Registration Statement, such Holder shall deliver to the Company's transfer agent an appropriate notification of the sale, so that the Securities may be properly transferred.

         7.5. Company Registration.

         (a) If the Company shall determine to register any of its equity securities either for its own account or for the account of other stockholders at any time prior to the effectiveness of the Registration Statement, other than
(i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a SEC Rule 145 transaction (iii) a registration relating solely to securities issued in connection with settlement of litigation otherwise approved in the manner specified in Section 5.12(a)(xii), or (iv) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Securities, the Company will:

         (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

         (ii) if so requested by the Holders of at least fifty-one percent (51%) or more of the Securities (on an as-converted, as exercised basis), include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Securities specified in a written request or requests made by the Holders within fifteen
(15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 7.5(b) below. Such written request may specify all or a part of the Holders' Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 7.5 in connection with a distribution of Securities to its partners, the registration shall provide for the resale by such partners, if requested by such Holder.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to
Section 7.5(a)(i) herein. In such event, the right of each of the Holders to registration pursuant to this Section 7.5 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 7.5, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities, including the Securities, of the Company held by stockholders of the Company (other than securities held by holders who by contractual right demanded such registration and securities to be offered by the Company) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares permits additional shares to be included in the registration and underwriting, each of the Holders and other holders requesting to have their shares included in such registration will have the right to include such shares in such registration (allocated pro rata among such Holders and holders on the basis of the relative number of shares requested to be registered by such Holders and holders up to the permitted amount). If any of the Holders or any officer, director or other stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding the foregoing, if at any time after giving written notice referred to above, and prior to the effective date of the applicable registration statement filed in connection therewith, the Company determines for any reason not to proceed with the proposed registration statement, the Company may, at its election, give written notice of such determination to the Holders that have elected to have their Securities included in such registration and thereupon will be relieved of its obligations to register such Securities in connection with such registration.

         7.6. Indemnification.

         (a) For the purpose of this Section 7.6:

         (i) the term "Selling Stockholder" shall include each Holder and any Affiliate of such Holder; and

         (ii) the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

         (b) The Company agrees to indemnify and hold harmless each Selling Stockholder and its officers, directors, partners, employees and agents and each underwriter of Securities, if any, and each Person who controls any such underwriter from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7.4 herein respecting sale of the Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

         (c) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), each of its officers, directors, employees and agents from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director, employee, agent or controlling Person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by a Selling Stockholder to comply with the covenants and agreements contained in Section 7.4 herein respecting the sale of the Securities, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of any Selling Stockholder specifically for use in preparation of the Registration Statement, and each Selling Stockholder, severally and not jointly, will reimburse the Company (or such officer, director, employee, agent or controlling Person), as the case may be, for any legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the obligation of each Selling Stockholder to indemnify the Company (or such officer, director, employee, agent or controlling Person) shall be limited to the net amount received by such Selling Stockholder from the sale of its Securities pursuant to such Registration Statement.

         (d) Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 7.6, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying Person will not relieve it from any liability which it may have to any indemnified Person under this Section 7.6 (except to the extent that such omission materially and adversely affects the indemnifying Person's ability to defend such action) or from any liability otherwise than under this Section 7.6. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person, the indemnifying Person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified Person promptly after receiving the aforesaid notice from such indemnified Person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified Person, for the same counsel to represent both the indemnified Person and such indemnifying Person or any affiliate or associate thereof, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, however, that no indemnifying Person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying Person be liable in respect of any amounts paid in settlement of any action unless the indemnifying Person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying Person shall, without the prior written consent of the indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified Person is or could have been a party and indemnification could have been sought hereunder by such indemnified Person, unless such settlement includes an unconditional release of such indemnified Person from all liability on claims that are the subject matter of such proceeding.

         (e) If the indemnification provided for in this Section 7.6 is unavailable to or insufficient to hold harmless an indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying Person shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and any Purchaser, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or any Purchaser or other Selling Shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Purchasers and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Selling Stockholder from the sale of the Securities to which such loss relates exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement (except in the event of fraud by such Selling Stockholder). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Selling Stockholder's obligations in this subsection to contribute shall be in proportion to the respective sale of Securities of such Selling Stockholder and shall not be joint with any other Selling Shareholders.

         (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.6, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.6 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.6, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.6 and further agree not to attempt to assert any such defense.

         7.7. Termination of Conditions and Obligations. The conditions precedent imposed by this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         7.8. Information Available. So long as the Registration Statement is effective covering the resale of Securities owned by each Holder, the Company will furnish to each Holder, upon the reasonable request of such Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of any Purchaser, the President or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with such Purchaser or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Securities and will otherwise cooperate with any Holder's conducting an investigation for the purpose of reducing or eliminating such Holder exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to any holder or meet at its headquarters with any Purchaser until and unless such Holder or Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

         7.9. Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to this
Section 7 as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

         8. Termination.

         8.1. Termination. Unless the Closing has occurred prior thereto, this Agreement and, except as herein provided, all the rights of the parties hereto, shall terminate on August 10, 2004 (unless such date is extended by mutual written consent of the Purchasers and the Company).

         8.2. Effect of Termination. In the event of termination pursuant to
Section 8.1 hereof, this Agreement shall become null and void and have no effect. Notwithstanding anything to the contrary contained herein, in the event this Agreement is terminated in accordance with Section 8.1 hereof, all of the terms and provisions of the 2002 Purchase Agreement and the 2003 Purchase Agreement shall remain in full force and effect.

         9. Miscellaneous Provisions.

         9.1. Public Statements or Releases. Neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or the rules of any national securities exchange, provided such party, to the extent practicable, provides the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

         9.2. Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

         9.3. Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

         9.4. Notices.

         (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

         (b) All correspondence to the Company shall be addressed as follows:

             Proxim Corporation
             935 Stewart Drive
             Sunnyvale, CA  94085
             Attention: Chief Financial Officer

             Facsimile: (408) 731-3680

         (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in EXHIBIT A.

         (d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

         9.5. Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

         9.6. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

         9.7. Confidentiality. Except as and to the extent required by law, each party (the "Recipient") shall not disclose or use, and shall direct its representatives not to disclose or use to the detriment of the other parties hereto (the "Disclosing Party"), any Confidential Information furnished, or to be furnished, by the Disclosing Party or its representatives to the Recipient or its representatives at any time or in any manner other than in connection with the Proposed Transaction. For purposes of this paragraph, "Confidential Information" means any non-public, proprietary or confidential information with respect to a Disclosing Party, unless (a) such information is already known to the Recipient or its representatives or to others not bound by a duty of confidentiality or such other information becomes publicly available through no fault of the Recipient or its representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Proposed Transaction and the other parties hereto have consented to such disclosure, (c) the information is disclosed to an affiliate of the Recipient in connection with the consummation of the Proposed Transaction or (d) the furnishing of the information is legally required in connection with legal proceedings or by any governmental agency; provided, however, that the party seeking to disclose such information must first provide to the other parties the content of the proposed disclosure, the reasons that such disclosure is required, and the time and places that the disclosure will be made. Upon the written request of the Disclosing Party, the Recipient will promptly return to the Disclosing Party or destroy any Confidential Information in its possession and certify in writing to the Disclosing Party that it has done so.

         9.8. Governing Law; Injunctive Relief.

         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

         9.9. Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

         9.10. Expenses. The Company shall pay all documented fees and expenses incurred by the Purchasers in connection with the transactions contemplated hereby including, without limitation, all legal, consulting and accounting fees incurred under and in connection with the execution and delivery of this Agreement and the other Transaction Documents ("Transaction Fees"). Payments due pursuant to this Section 9.10 will be made at the Closing and the Exchange Closing for all documented fees and expenses incurred but unpaid as of such date; provided, that in the event each of the Closing and the Exchange Closing occurs, or if one does not occur then upon termination of this Agreement, and in any event, any remaining payments will be made not later than 30 days after a bill for such fees and expenses has been sent by the Purchasers to the Company. The Purchasers will be entitled, at their option, to receive payment of the Transaction Fees through a reduction in the aggregate purchase price to be paid by the Purchasers at each Closing.

         9.11. Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. None of the parties may assign its rights or obligations under this Agreement or designate another Person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other parties, provided, however, that the Purchasers shall have the right to assign and transfer all or a portion of its rights and obligations under this Agreement to one or more of their respective Affiliates. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the Company.

         9.12. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument

         9.13. 2002 Purchase Agreement and 2003 Purchase Agreement. Except as expressly set forth herein, each party acknowledges and agrees that the 2002 Purchase Agreement and the 2003 Purchase Agreement shall remain in full force and effect.

         9.14. Entire Agreement. This Agreement, the Notes and the other Loan Documents constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Purchasers holding in the aggregate at least a majority of the aggregate principal amount of the Notes or least a majority of the Securities other than the Notes.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                             PROXIM Corporation

                                             By: /s Franco Plastina
                                                 -------------------------------
                                                 Name:  Franco Plastina
                                                 Title: President and Chief
                                                        Executive Officer


                                             PURCHASERS:

                                             WARBURG PINCUS PRIVATE EQUITY VIII,
                                             L.P.

                                             By: WARBURG, PINCUS & CO.,
                                                  its General Partner

                                             By: /s/ Jeffrey A. Harris
                                                 -------------------------------
                                                 Name:  Jeffrey A. Harris
                                                 Title: Partner


                                             BCP CAPITAL, L.P.

                                             By: BCP General LLC
                                                  its General Partner

                                             By: /s/ Steven D. Brooks
                                                 -------------------------------
                                                 Name:  Steven D. Brooks
                                                 Title: Managing Director


                                             BCP CAPITAL QPF, L.P.

                                             By: BCP General LLC
                                                  its General Partner

                                             By: /s/ Steven D. Brooks
                                                 -------------------------------
                                                 Name:  Steven D. Brooks
                                                 Title: Managing Director


               [Signature page to Securities Purchase Agreement]

                                             BCP CAPITAL AFFILIATES FUND LLC

                                             By: BCP Capital Management LLC
                                                  its Manager

                                             By: /s/ Steven D. Brooks
                                                 -------------------------------
                                                 Name:  Steven D. Brooks
                                                 Title: Managing Director


               [Signature page to Securities Purchase Agreement]

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                          Shares of Series B Preferred    Common Stock Issuable upon
            Purchaser              Principal Amount of   Stock Issuable Upon Exchange of  Stockholder Approval of the
         Name and Address         Notes to be Purchased     the Outstanding Notes(1)               Exchange
                                  ---------------------  -------------------------------  ---------------------------
WARBURG PINCUS PRIVATE EQUITY           $ 8,666,667                   425,186                     142,133,339
VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Attention: Larry Bettino
Fax No. 212-878-9361

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attn: Steven J. Gartner
      Jeffrey R. Poss
Facsimile: (212) 728-8111

BCP CAPITAL, L.P.                           161,996                     7,915                       2,645,861
One Maritime Plaza
Suite 2525
San Francisco, CA 94111

BCP CAPITAL QPF, L.P.                     1,171,337                    57,282                      19,148,640
One Maritime Plaza
Suite 2525
San Francisco, CA 94111

BCP CAPITAL AFFILIATES FUND LLC                --                         216                          72,160
One Maritime Plaza
Suite 2525
San Francisco, CA 94111

         TOTAL                          $10,000,000                   490,599                     164,000,000


                                  Series C Preferred Stock
            Purchaser             Issuable Upon Stockholder
         Name and Address         Approval of the Exchange
                                  -------------------------
WARBURG PINCUS PRIVATE EQUITY              346,680
VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Attention: Larry Bettino
Fax No. 212-878-9361

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attn: Steven J. Gartner
      Jeffrey R. Poss
Facsimile: (212) 728-8111

BCP CAPITAL, L.P.                            6,440
One Maritime Plaza
Suite 2525
San Francisco, CA 94111

BCP CAPITAL QPF, L.P.                       46,680
One Maritime Plaza
Suite 2525
San Francisco, CA 94111

BCP CAPITAL AFFILIATES FUND LLC                200
One Maritime Plaza
Suite 2525
San Francisco, CA 94111

         TOTAL                             400,000

----------
(1) Assumes a Closing Date of July 30, 2004. In the event the Closing occurs prior to or after July 30, 2004, the number of shares of Series B to be issued to each Purchaser will be appropriately adjusted.

                                   EXHIBIT B

                                 FORM OF NOTES

                                   EXHIBIT C

           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
                            SERIES C PREFERRED STOCK

                                   EXHIBIT D

                     FORM OF PLEDGE AND SECURITY AGREEMENT

                                   EXHIBIT E

                        FORM OF INTERCREDITOR AGREEMENT